CONSULTING AGREEMENT

CONSULTING AGREEMENT, dated as of May 1, 2006 (this “Agreement”), between Charles N. Marshall (“Consultant”) and Genesee & Wyoming Inc. (“GWI”).

RECITALS

WHEREAS, Consultant provides advisory services regarding transportation matters;

WHEREAS, GWI seeks to obtain from the Consultant and Consultant desires to provide to GWI certain advisory services as set forth herein; and

NOW THEREFORE, in consideration of the promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1. PROVISION OF SERVICES. Consultant shall perform consulting services as described in Annex I hereto (collectively, the “Services”).

2. FEE. The fee for the Services shall be as described in Annex I hereto.

3. EXPENSES. GWI will reimburse Consultant for all reasonable out-of-pocket disbursements actually incurred in performance of Services. Routine costs, such as telephone and other office expenses will be billed monthly at straight cost as incurred. GWI shall have the right not to pay any such out-of-pocket disbursements that it may in good faith dispute.

4. RELATIONSHIP. Consultant’s relationship to GWI under this Agreement shall be that of an independent contractor and not an employee or agent. Consultant shall not represent or hold himself out as having any relationship with GWI other than that of an independent contractor.

5. TITLE TO WORK PRODUCT. All work product Consultant develops or acquires in performing the Services shall belong to GWI, without further consideration. GWI shall be free to use and disclose to others information and data that Consultant delivers to GWI.

6. WORK MADE FOR HIRE. Works of authorship Consultant creates in performing the Services shall be considered as a specially ordered or commissioned “work made for hire” and all copyrights for such works of authorship shall belong to GWI.

7. COPYRIGHT LICENSE. Consultant hereby grants to GWI and to its domestic and foreign subsidiaries, a permanent, nonexclusive, paid-up worldwide license under each copyright Consultant owns or controls or has the right to license, in each work of authorship fixed in any tangible medium of expression, that Consultant prepares while performing the Services, to reproduce such work, to prepare derivative works, distribute copies of such work to the public, and perform and display such work publicly.

8. CONFIDENTIALITY. Except as required in connection with the performance of Services, Consultant agrees that he will never at any time, either during or after the term of this Agreement, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any “Confidential Information” (as defined below) without the prior written consent of the CEO, CFO, President, COO or General Counsel of GWI (“Authorized Officers”) and he shall retain all Confidential Information in trust in a fiduciary capacity for the sole use and benefit of GWI. Consultant acknowledges that the Confidential Information of GWI is valuable, special and unique to its business and is information on which such business depends, is proprietary to GWI, and that GWI wishes to protect such Confidential Information by keeping it secret and confidential for the sole use and benefit of GWI. Consultant will take all steps necessary and reasonably requested by Authorized Officers, to ensure that all such Confidential Information is kept secret and confidential for the sole use and benefit of GWI. Upon termination of this Agreement for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, diaries, records, notebooks, and similar repositories of or containing Confidential Information, including all copies thereof, then in Consultant’s possession or control, whether prepared by Consultant or others shall be left with or forthwith returned by Consultant to GWI. As used herein, “Confidential Information” shall mean that proprietary information of GWI, of whatever kind or nature, disclosed to Consultant or known by Consultant (whether or not discovered or developed by Consultant) as a consequence of or through Consultant’s past, present or future relationship with GWI or businesses owned or acquired by GWI; provided, however, that Confidential Information shall not include any information that is publicly known or publicly available, other than as a result of Consultant’s breach of this restrictive covenant.

9. PERSONAL INJURIES AND PROPERTY DAMAGE. Consultant agrees to make every reasonable effort to cooperate fully with GWI in connection with any third party litigation or discovery involving Consultant’s work for GWI, including meeting with GWI’s counsel or other representatives and participation in depositions at the reasonable request of GWI.

10. COMPLIANCE WITH LAWS AND POLICIES. Consultant shall comply with all applicable law in performing the Services of this Agreement. Consultant acknowledges that he has reviewed GWI’s code of ethics and agrees to comply with all applicable provisions of GWI’s code of ethics.

11. MISCELLANEOUS.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies, provided however that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

(i) The parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder.

(ii) If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of the mediation.

(iii) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

(iv) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator.

(v) Mediation or arbitration shall take place in the City of Greenwich, CT unless otherwise agreed by the parties. The substantive and procedural law of the State of New York shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This Section 10 is subject to the Federal Arbitration Act, 9 U.S.C.A. § 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by any court having jurisdiction thereof.

(b) This Agreement contains the entire understanding and agreement between the parties hereto as to the subject matter hereof. It may not be amended or modified except by a written instrument executed by both parties hereto.

(c) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person other than parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign or otherwise convey their rights or obligations under this Agreement without the other party’s consent. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to the parties. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the parties.

(d) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

(f) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile to the address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to GWI:
c/o Genesee & Wyoming Inc.
66 Field Point Road
Greenwich, Connecticut 06830
Attn: Corporate Secretary
Facsimile: (203) 661-4106

If to the Consultant:
Charles N. Marshall
1040 West Schuylkill Road
Pottstown, Pa. 19465
Facsimile :

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

12. TERM AND TERMINATION. This Agreement shall renew on a monthly basis; provided, however, that at any time, this Agreement may be terminated at any time by either party by giving notice as outlined above. Termination of this Agreement without any further obligation will be effective 30 days following the provision of a written notice of termination; provided, however, that the provisions set forth in Sections 2, 3, 7, 8, 9, 10 and 11 of this Agreement shall survive such termination.

GENESEE & WYOMING INC.

By: /s/ Adam B. Frankel
Its: Senior Vice President, General Counsel and Corporate Secretary

CHARLES N. MARSHALL

/s/ Charles N. Marshall